UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12
AQUILA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This filing consists of the first quarter 2007 earnings presentation made by Aquila, Inc. on May 8, 2007, which has been posted on Aquila’s website.

Aquila Inc.

NYSE: ILA

www.aquila.com

Rick Green

Chief Executive Officer

Aquila
Q1 2007 Financial Results Call

May 8, 2007

Jon Empson

Senior Vice President of Regulated
Operations

Beth Armstrong

Senior Vice President &

Chief Accounting Officer

Information Concerning Forward-Looking Statements

This presentation and comments we will make contain forward-looking information relating to financial forecasts and key assumptions underlying those forecasts.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Aquila is providing a number of important factors, risks and uncertainties that could cause actual results to differ materially from the provided forward-looking information.  These include forecasts and assumptions involving asset sales, debt reduction, earnings growth, capital expenditures, rate relief, reduction in corporate and central costs, pending transaction with
Great Plains Energy, litigation, and tax losses.

Additional factors that could cause actual results to differ materially from these forward-looking statements are located on pages 64 and 65 of our Form 10-K for the year ended December 31, 2006.  Additional risk factors that should be considered are located on pages 21-25 of our Form 10-K for the year ended
December 31, 2006.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Safe Harbor Statement

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This information is not a solicitation of a proxy from any holder of our common stock.  In connection with our proposed merger with a subsidiary of Great Plains, Great Plains will file with the Securities and Exchange
Commission (“SEC”) a registration statement, including a joint proxy statement of Aquila and Great Plains.
Investors are urged to read the registration and joint proxy statement (including all amendments and supplements thereto) when it becomes available because it will contain important information about Aquila,
Great Plains and the merger.  Investors may obtain free copies of the registration and joint proxy statement when it becomes available, as well as other filings containing information about Aquila and Great Plains, without charge, at the SEC’s website (www.sec.gov). Copies of Great Plains’ SEC filings may also be obtained for free from Great
Plains’ Investor Relations website (www.greatplainsenergy.com) or by directing a request to Great Plains at:
Corporate Secretary, Great Plains Energy Incorporated, 1201 Walnut, Kansas City, Missouri 64106.  Copies of our
SEC filings may be obtained for free from our Investor Relations website (www.aquila.com) or by directing a request to us at: Corporate Secretary, Aquila, Inc., 20 West Ninth, Kansas City, Missouri 64105.

INTEREST OF CERTAIN PERSONS IN THE MERGER

Aquila and Great Plains and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Aquila and Great Plains shareholders in respect of the proposed merger. Information about our executive officers and directors is available in our 2006
Annual Report on Form 10-K filed with the SEC on March 1, 2007, and definitive proxy statement for our 2006 Annual
Meeting of Shareholders filed with the SEC on March 24, 2006. Information about Great Plains’ executive officers and directors is available in Great Plains’ 2006 Annual Report on Form 10-K filed with the SEC on February 27, 2007, and definitive proxy statement for the Great Plains 2006 Annual Meeting of Shareholders filed with the SEC on March
20, 2006.  Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration and joint proxy statement filed with the SEC when it becomes available.

Safe Harbor Statement

First Quarter in Review

Base load generation availability coupled with colder
than normal weather, yielding increased fuel &
purchased power costs.

These costs continued to pressure our Missouri
electric operations.

Rate settlements & customer growth partially offset
the fuel cost challenges experienced, as compared to
prior year.

Strategic transactions have been proposed to
enhance shareholder total return.

Financial Review

Beth Armstrong

Senior Vice President &

Chief Accounting Officer

($ Millions)	First Quarter 2007	2006	Variance
Sales	$ 444.2	$ 431.0	$ 13.2
Cost of sales	(327.6)	(314.2)	(13.4)
Gross profit	116.6	116.8	(0.2)
Operating expenses	(99.9)	(80.1)	(19.8)
Net gain (loss) on asset sales and restructuring charges	(1.6)	(2.7)	1.1
Other income	5.8	1.7	4.1
Total – EBITDA	20.9	35.7	(14.8)
Depreciation	(27.2)	(27.1)	(0.1)
Interest expense	(34.7)	(37.0)	2.3
Total – EBT	(41.0)	(28.4)	(12.6)
Income tax benefit	13.8	10.8	3.0
Income from continuing operations	(27.2)	(17.6)	(9.6)
Earnings from discontinued operations	2.9	16.5	(13.6)
Net Loss	$ (24.3)	$ (1.1)	$ (23.2)

Aquila

Income Statement – 2007 vs. Prior Year

($ Millions)	First Quarter 2007	First Quarter 2006	Variance
Utilities:			
Electric Utilities	$ 6.2	$ 23.6	$ (17.4)
Gas Utilities	29.1	25.1	4.0
Total Utilities	35.3	48.7	(13.4)
Merchant Services	(4.1)	(7.4)	3.3
Corporate and Other	(10.3)	(5.6)	(4.7)
Total Continuing Operations	20.9	35.7	(14.8)
Total Discontinued Operations	8.8	44.2	(35.4)
Total EBITDA	$ 29.7	$ 79.9	$ (50.2)

Aquila

Business Segment EBITDA – 2007 vs. Prior Year

Major Performance Drivers - Electric

(17.4)

$

0.7

Other, net

(5.5)

Unfavorable settlements on contracts within MO Electric hedging program

(15.5)

High fuel & purchase power costs

(3.4)

Transmission outage - force majeure

(3.0)

Replacement power during unplanned & extended plant outages

4.3

Favorable weather & other volume variances

5.0

$

2006 Missouri rate case increase

Q1 2007

Fav/(Unfav)

Significant Variances 2007 vs. 2006

Other, net

Favorable weather & volume variances

Rate relief

Significant Variances 2007 vs. 2006

4.0

$

(2.2)

4.4

1.8

$

Q1 2007

Fav/(Unfav)

Major Performance Drivers - Gas

Major Performance Drivers - Other

(50.2)

$

Total EBITDA Variance

(35.4)

$

2006 EBITDA from sold businesses

Discontinued Operations

(14.8)

$

Total Continuing Operations

(1.4)

$

                                 0.4

Other, net

(7.0)

Legal & financial advisor fees

(4.4)

2006 Reversal of Merchant bad debt allowance

9.6

$

2006 Exit of Elwood toll

Merchant, Corporate & Other Continuing Operations

Q1 2007

Fav/(Unfav)

Significant Variances 2007 vs. 2006

($ in millions)

Kansas Electric Sale Proceeds Received at Closing	$ 291.8
Less Working Capital Adjustments and Retained Liabilities:	
Accounts Receivable and Inventory	19.8
Vehicle Lease Buyouts	2.4
Advisor Fees - Kansas Electric	4.0
Pension Plan and Gas VEBA Funding	4.5
Working Capital Adjustments and Retained Liabilities	30.7
Net Proceeds Available for Liability Management	$ 261.1

Aquila

Kansas Electric Proceeds

($ in millions)

Book balance of long-term debt [1]	$	1,389.6
Average market price [2]		1.15
Market value of long-term debt		1,598.0
Cash and cash equivalents [1]		202.9
Kansas Electric Net Proceeds [3]		261.1
Proceeds Available for Liability Management		464.0
Pro-forma market value of net long-term debt	$	1,134.0

(1) Source: March 31, 2007, 10Q
(2) Source: Credit Suisse
(3) Net of retained liabilities

Aquila

Deploying Asset Sales Proceeds

50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
33.2%
39.7%
48.2%
50.0%
2002 *
2005 *
2006 *
2007 Est *

$300
$250
$200
$150
$100
$50
$0
2004
2005
2006
2007 Est
Invest Grade

Aquila

Strengthening Our Capital Structure

($ Millions)

Reducing

Interest Expense

* Excludes LT Gas

Improving Our

Equity Ratio

Delivering Results

Rick Green

Chief Executive Officer

Cost Recovery Key to Improving Returns

$5.1 MM Settlement

50% - 50%

12.0%

$7.2 MM

11/2006

Kansas Gas

Interim rates in effect

50% - 50%

12.0%

$16.3 MM

11/2006

Nebraska Gas

47.5% - 52.5%

47.5% - 52.5%

Cap Structure

$24.4 MM

$94.5 MM

Requested

7/2006

7/2006

Filed

11.5%

11.5%

ROE

6/2007 Pending

Missouri SJLP

6/2007 Pending

Missouri MPS

Rates Effective

State

100.6
88.1
84.7
2005
2006
2007 Q1
Avg Minutes to Restore Power Per Customer (CAIDI)

12
1.1
1.1
2005
2006
2007 Q1
Avg # Interruptions Per Customer (SAIFI)

99%
99%
98%
2005
2006
2007 Q1
% Meters Read Within 3-day Billing Window

73%
80%
89%
2005
2006
2007 Q1
% Customer Calls Answered Within 20 Seconds

Aquila

Operational Highlights

Industry 1st Quartile: < 1.2 interruptions *

Industry 1st Quartile: < 104 minutes *

Industry Target: 75% **

Objective: 97%

* 2005 EEI Distribution Reliability Report (Released January 2007); **JD Powers

Fewer interruptions

Quicker service restoration

Timely meter reading

Top tier customer service

First Quarter in Review

Base load generation availability coupled with colder
than normal weather, yielding increased fuel &
purchased power costs.

These costs continued to pressure our Missouri
electric operations.

Rate settlements & customer growth partially offset
the fuel cost challenges experienced, as compared to
prior year.

Strategic transactions have been proposed to
enhance shareholder total return.

Questions & Answers

Aquila
Q1 2007 Financial Results Call